UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

April 20, 2012

Date of Report (Date of earliest event reported)

MICRO IMAGING TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction)

0-16416

(Commission File Number)

33-0056212

(I.R.S. Employee Identification No.)

970 Calle Amanacer, Suite F, San Clemente, California 92673

(Address of principal executive offices)

(949) 485-6006

(Registrant's telephone number, including area code)

Item 5.02 Departure of Directors of Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 20, 2012, the Board of Directors of Micro Imaging Technology, Inc. (the “Company”) nominated Jeffrey Nunez to the board, which nomination was accepted by Mr. Nunez, and then the board engaged Mr. Nunez to fill the position of President and Chief Executive Officer of the Company, with compensation still to be agreed upon, but service to commence immediately. Victor Hollander, who had temporarily filled these additional positions, resigned from only the President and Chief Executive Officer positions in favor of Mr. Nunez. Mr. Hollander remains the Company’s Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer.

Biographical Information.

Jeffrey G. Nunez, 52, has provided investment and public relations consulting services to the Company since October 2006 and has assisted the Company in negotiating and concluding numerous financing arrangements during his consultancy.

Mr. Nunez currently serves as Chief Executive Officer and President of Media 3 Communications, Inc.

Previously, Mr. Nunez served as Chairman of Lexicon, and led its Advisory Services division. His early work with Government Securities, Corporate Bonds and Municipal Bonds led him to Shearson Lehman Brothers as Vice President of Investments and then Prudential Securities Inc. as Senior Vice President of Investments. His career is benchmarked by high production levels (consistently ranked in the national top ten percent).

In 1997 he was recruited to join Fordham Financial Management Inc. and accepted the position of Senior Vice President of Investment to lead their Wall Street Broker – Dealer operations.

In late 1999, Mr. Nunez opened his own office of Supervisory Jurisdiction (OSJ) on the 85th Floor of the World Trade Center, Tower One. That OSJ under Providential Securities, Inc. grew from core staff into 20 Brokers with complete support office staff, by late 2000. Then, the Office of Supervisory Jurisdiction Providential Securities, Inc. through market events, transitioned into the Chicago Investment Group, Inc. Jeff was appointed President of this consolidated group (OSJ) and Senior Vice president of Investments. In these positions, he filled a number of different roles and responsibilities from investment banking, mergers and acquisitions, to securities trading.

Mr. Nunez then began Consultation for public companies, and companies about to go public through Broad Street Capital Inc. a consulting company through which he formerly operated his offices of Supervisory Jurisdiction for Chicago Investment Group and Providential Securities. While serving as Chairman of Lexicon United, Inc. on February 27, 2006, Lexicon acquired ATN Capital Inc. a Brazilian Limited Company engaged in the business of managing and servicing accounts receivables for large financial institutions in Brazil. On July 27, 2007, Lexicon became a public company. Mr. Nunez served as Vice-President and Secretary of and maintained a directorial position with Lexicon until March 2011, and remained as a consultant to the company until March 2012.

Mr. Nunez formed Media 3 Communications in January of 2011, and remains the sole owner of this telecommunications company, which owns a California State video franchise.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO IMAGING TECHNOLOGY, INC.

/s/ Jeffrey Nunez

Jeffrey Nunez,

President

/s/ Victor Hollander

Victor Hollander,

Chief Financial Officer

Dated: April 20, 2012